Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jackie Graham

Director, Investor Relations

JGraham@nexpoint.com

Media: MediaRelations@nexpoint.com

NREF Announces First Quarter 2022 Results, Provides Second Quarter 2022 Guidance

Dallas, TX, April 28, 2022, – NexPoint Real Estate Finance, Inc. ("NREF" or the "Company") (NYSE: NREF) today reported its financial results for the first quarter ended March 31, 2022.

NREF reported net income of $18.7 million, or $0.81 per diluted share1, for the three months ended March 31, 2022, respectively, as compared to net income of $25.1 million, or $1.26 per diluted share, for the three months ended March 31, 2021, respectively.

NREF reported earnings available for distribution2 of $27.1 million, or $1.23 per diluted share1, for the three months ended March 31, 2022, respectively.

Matt McGraner, Chief Investment Officer of NREF, said “Once again, NREF delivered another strong quarter for our shareholders, generating $1.23 per diluted share of earnings available for distribution, an increase of 186% compared to the same period last year. As we enter a period of potential instability with rising rates and inflation, we believe our defensively constructed portfolio and diversified capital stack will prove to be resilient in turbulent environments.”

First Quarter 2022 Highlights

•	Outstanding total portfolio of $1.6 billion, composed of 70 investments[4]
•	Single-family rental (“SFR”), multifamily, life sciences, and self-storage represent 44.0%, 53.7%, 2.1%, and 0.1% of the Company’s debt portfolio, respectively
•	Weighted average loan to value (“LTV”)[3] and debt service coverage ratio (“DSCR”) on our SFR, CMBS, CMBS IO strips, preferred and mezzanine investments are 67.7% and 1.87x4, respectively
•	As of April 27, 2022, there are no loans currently in forbearance in our portfolio
•	During 1Q 2022, we originated a convertible note with an aggregate principal amount of $38.7MM
•	On January 14, 2022, we purchased $19.6MM of a preferred equity investment with a current yield of 10.0%
•	On January 25, 2021, three single‐family rental first mortgage loans with an aggregate principal amount of $32.1MM were repaid in full
•	On January 27, 2022, we purchased $41.8MM of a preferred equity investment with a current yield of 10.5%
•	On February 25, 2022, a $62.0MM single-family rental first mortgage loan was repaid in full
•	On March 31, 2022, we originated a $13.5MM bridge loan with a yield of WSJ Prime +150bps
•

Year-over-year changes of earnings per diluted share, earnings available for distribution per diluted share, cash available for distribution[2] per diluted share and book value per combined share (common shares and noncontrolling interests) of -35.7%, 186.0%, 236.2% and 7.1%, respectively

•	Today, NREF announced a second quarter 2022 dividend of $0.50 per common share

1 Weighted-average diluted shares outstanding assumes vesting of all outstanding unvested restricted stock units and the conversion of all redeemable non-controlling interests.

2 Earnings available for distribution and cash available for distribution are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of earnings available for distribution and cash available for distribution to net income (loss) attributable to common stockholders, see the “Reconciliations of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this release.

3 Loan to value is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

4 As of April 27, 2022 and CMBS B-Pieces reflected on an unconsolidated basis.

5 Net income attributable to common stockholders in 2Q 2022 is estimated to be between $7.6MM and $9.3MM. See reconciliations below.

Looking Ahead: Second Quarter 2022 Guidance

Earnings Available for Distribution

●	2Q 2022 EAD per diluted common share guidance is $0.55[5] at the midpoint

	Low	Mid	High
	2022	2022	2022

Net income attributable to common stockholders	$7,633	$8,485	$9,336
Net income attributable to redeemable noncontrolling interests	2,657	2,923	3,189
Adjustments
Amortization of stock-based compensation	880	880	880
EAD	$11,170	$12,288	$13,405

Weighted average common shares outstanding - basic	15,203	15,203	15,203
Weighted average common shares outstanding - diluted	22,341	22,341	22,341

EAD per Diluted Weighted Average Share	$0.50	$0.55	$0.60

Cash Available for Distribution

●	2Q 2022 CAD per diluted common share guidance is $0.64 at the midpoint

	Low	Mid	High
	2022	2022	2022

EAD	$11,170	$12,288	$13,405
Adjustments
Amortization of premiums	4,352	4,352	4,352
Accretion of discounts	(3,284)	(3,284)	(3,284)
Amortization and depreciation	943	943	943
CAD	$13,181	$14,299	$15,416

Weighted average common shares outstanding - basic	15,203	15,203	15,203
Weighted average common shares outstanding - diluted	22,341	22,341	22,341

CAD per Diluted Weighted Average Share	$0.59	$0.64	$0.69

Conference Call Details

The Company is scheduled to host a conference call on Thursday, April 28, 2022 at 11:00 a.m. ET (10:00 am CT), to discuss first quarter 2022 financial results.

The conference call can be accessed live over the phone by dialing 888-882-4478 or, for international callers, +1 646-828-8193 and using passcode Conference ID: 8162169. A live audio webcast of the call will be available online at the Company's website, http://www.nref.nexpoint.com (under "Resources"). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Thursday, May 5, 2022 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 8162169.

For additional commentary and portfolio information, please view NREF’s earning supplement, which was posted on the Company’s website, http://nref.nexpoint.com.

Reconciliations of Non-GAAP Financial Measures

The following table provides a reconciliation of Earnings Available for Distribution and Cash Available for Distribution to GAAP net income attributable to common stockholders (in thousands, except per share amounts):

	For the Three Months Ended March 31,
	2022	2021	% Change
Net income attributable to common stockholders	$12,920	$8,367	54.4%
Net income attributable to redeemable noncontrolling interests	4,943	15,829	-68.8%

Adjustments
Amortization of stock-based compensation	673	391	72.1%
Loan loss (benefit) provision (1)	—	124	-100.0%
Unrealized (gains) or losses (2)	8,545	(16,476)	-151.9%
EAD	$27,081	$8,235	228.9%

EAD per Diluted Weighted-Average Share	$1.23	$0.43	186.6%

Adjustments
Amortization of premiums	$9,900	$2,516	293.5%
Accretion of discounts	(3,030)	(1,668)	81.7%
Depreciation and amortization	944	—	N/A
Amortization of deferred financing costs	12	—	N/A
CAD	$34,907	$9,083	284.3%

CAD per Diluted Weighted-Average Share	$1.58	$0.47	234.9%

Weighted-average common shares outstanding - basic	13,855	5,023	175.8%
Weighted-average common shares outstanding - diluted	22,030	19,199	14.7%

(1)	We have modified our calculation of Earnings Available for Distribution to exclude any add back of loan loss provision, net.
(2)	Unrealized gains represent the net change in unrealized gains on investments held at fair value.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc., is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol "NREF" primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage backed securities. More information about the Company is available at http://nref.nexpoint.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate", "estimate", "expect," "intend," "may", "should" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and industry in general, the Company’s performance during turbulent environments and ability to create attractive financing opportunities and second quarter 2022 guidance, including net income, EAD and CAD. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are earnings available for distribution (“EAD”) and cash available for distribution (“CAD”). EAD has replaced our prior presentation of Core Earnings. In addition, Core Earnings results from prior reporting periods have been relabeled EAD. In line with evolving industry practices, we believe EAD more accurately reflects the principal purpose of the measure than the term Core Earnings and will serve as a useful indicator for investors in evaluating our performance and our long-term ability to pay distributions.

EAD is defined as net income (loss) attributable to our common stockholders computed in accordance with GAAP, including net income (loss) attributable to non-controlling interests and realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. We use EAD to evaluate our performance which excludes the effects of certain GAAP adjustments and transactions that we believe are not indicative of our current operations and to assess our long-term ability to pay distributions. We believe providing EAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our long-term ability to pay distributions. We also use EAD as a component of the management fee paid to our manager. EAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of EAD may not be comparable to EAD reported by other REITs.

We calculate CAD by adjusting EAD by adding back amortization of premiums, amortization and depreciation and amortization of deferred financing costs and by removing accretion of discounts and non-cash items, such as stock dividends. We use CAD to evaluate our performance and our current ability to pay distributions. We also believe that providing CAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our current ability to pay distributions. CAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of CAD may not be comparable to CAD reported by other REITs.